CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement of Cetrone Energy Company on the Post Effective Amendment Number 1 to Form S-1 of our reports dated, August 20, 2008 and March 29, 2009 relating to the consolidated financial statements of Cetrone Energy Company for the periods ending July 31, 2008 and December 31, 2008.

/s/ The Blackwing Group LLC
Independence, MO
March 29, 2009